UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025 (February 27, 2025)

RANGE RESOURCES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-12209	34-1312571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817) 870-2601

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	RRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 27, 2025, the Board of Directors (the “Board”) of Range Resources Corporation (the “Company”) appointed Christian S. Kendall as a director, to serve through the annual meeting of stockholders to be held in May 2025. Mr. Kendall has been appointed to serve on Range's ESG and Safety and Governance and Nominating Committees.

There are no understandings or arrangements between Mr. Kendall and any other person pursuant to which Mr. Kendall was selected to serve as a director of the Board. There are no relationships between Mr. Kendall and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Kendall will be entitled to the same compensation as other non-employee directors; namely, (a) an $80,000 annual cash retainer, payable quarterly (prorated for any partial quarter), (b) a $200,000 annual grant of restricted stock or cash equivalent (prorated for service of less than a full year), which will vest on the last day of the current Board term in May 2025, (c) a director indemnification agreement with the Company and (d) additional benefits as described in the Company’s definitive proxy statement delivered to its stockholders in connection with the 2024 annual meeting of stockholders and filed with the Securities and Exchange Commission on March 29, 2024.

Item 7.01 Regulation FD Disclosure.

Mr. Kendall has more than 30 years of experience in the oil and gas industry, most recently as director, President, and Chief Executive Officer of Denbury Inc. prior to its acquisition by Exxon Mobil Corporation in November 2023. Before joining Denbury, Mr. Kendall was with Noble Energy, serving as the Senior Vice President, Global Operations Services. During his 14-year tenure at Noble Energy, Mr. Kendall held several international and domestic leadership roles. Mr. Kendall began his energy career at Mobil Corporation in 1989.

Mr. Kendall earned Bachelor of Science in Engineering, Civil Specialty from the Colorado School of Mines and graduated from Harvard Business School’s Advanced Management Program.

Mr. Kendall currently serves as a director of NOV Inc. and California Resources Corporation, including its subsidiary, Carbon TerraVault.

The Board has determined that Mr. Kendall is an independent director.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits:

99.1 Press Release dated February 27, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION

By:	/s/ MARK S. SCUCCHI
Mark S. Scucchi
Executive Vice President — Chief Financial Officer

Date: February 27, 2025